                                                                    EXHIBIT 99.1

                              [AEROSTRUCTURES LOGO]

                              AEROSTRUCTURES, INC.
                 200A EXECUTIVE DRIVE o EDGEWOOD, NEW YORK 11717
                        (631)586-5200 o FAX (631)586-5814

                              FOR IMMEDIATE RELEASE

        CPI AEROSTRUCTURES REPORTS SOLID SECOND QUARTER OPERATING RESULTS

EDGEWOOD, NY - AUGUST 16, 2004 - CPI Aerostructures, Inc. ("CPI") (AMEX: CVU)
today announced results for the second quarter and six months ended June 30,
2004.

SECOND QUARTER 2004 VS. 2003

     o    Revenue increased 4% to $7,192,324 from $6,894,217;

     o    Income from operations increased 41% to $1,547,904 from $1,099,029;

     o    Gross margin was 33% compared to 29%, slightly ahead of the Company's gross margin target of 30%-32% for the full year of 2004; and

     o    Net income was $963,199, up 46% from pro forma net income of $661,483, while diluted earnings per share rose 45% to $0.16 from $0.11.*

FIRST HALF 2004 VS. 2003

     o    Revenue increased 4% to $13,420,432 from $12,901,664;

     o    Income from operations rose 4% to $2,635,921 from $2,542,011;

     o    Gross margin for both the current and prior year periods was 32%;

     o    Net income was $1,615,011 or $0.27 per diluted share, compared to pro forma net income of $1,445,065 or $0.29 per diluted share.*

*Actual 2003 second quarter and six-month net income include the following non-recurring gains and tax adjustments:

     o    Non-recurring gains of $166,667 in Q2 and $419,999 for the six months on the sale of certain assets of a discontinued operation;

     o    Non-recurring gains of $2.4 million from the early extinguishment of debt in Q1 related to the repurchase of a $4.0 million note and the corresponding accrued interest at a substantial discount; and

     o    No income taxes were recorded because the Company utilized a portion of its net operating loss carryforward, which has since been exhausted for financial accounting purposes.

Edward J. Fred, CPI's CEO & President, stated, "While revenue for the quarter was only up slightly, operating income rose 41%. This was due to the confluence of a favorable product mix, which pushed our gross margin beyond our target range, and the decline in SG&A as a percentage of sales to 11.7% from last year's 13.3%. Furthermore, what is more indicative of our growth and future prospects than comparative quarterly revenue is the more than $3 million increase in `costs and estimated earnings in excess of billings on uncompleted contracts' since year-end, which indicates that profits should rise in future quarters."

                                     (more)

CPI Aerostructures, Inc. News Release                                     Page 2
August 16, 2004

Mr. Fred went on to say, "At the end of July, our funded backlog approximated
$33 million, down about $2 million from April 30th levels and year-to-date new contract awards approximated $22 million, only slightly off this time last year.
While we have received several major multi-year contracts, particularly for critical parts for the U.S. military's fleet of C-5 Galaxy cargo jets, the government's pace of contract awards remains slow as compared to prior years.
From our discussions with customers and related market intelligence, we believe that normalized award patterns will resume later this year. One of the most significant accomplishments of the summer was being selected by Vought Aircraft
Industries as a critical subcontractor to supply a variety of parts for the C-5
Galaxy aircraft, under a U.S. Air Force contract award. Beyond the dollar value to CPI, we believe that our association with an organization such as Vought represents an important adjunct to CPI's primary business of solo bidding on appropriate contracts."

Mr. Fred continued, "In addition to our people and our know-how, one of our greatest strengths is our balance sheet, which is a distinct competitive advantage as we bid on larger contracts. At mid-year CPI had $1.3 million in cash, nominal long-term debt, shareholders' equity of $21.9 million or over
$4.00 per share, and $21.3 million in working capital for a current ratio of
7.5:1."

Mr. Fred stated, "We are reaffirming $30.0 million to $31.5 million for our 2004 revenue guidance, which would be a 10% to 15% increase over 2003. We are also looking for net income of between $3.7 million and $4.0 million, producing an
8.8% to 17.7% bottom line improvement versus 2003 (after adjustment for the non-recurring items and tax provision stated earlier)."

Mr. Fred concluded that, "Although our results through the first six months of
2004, and our guidance for the remainder of 2004 indicate strong current performance, we are even more optimistic about our prospects for 2005, as we begin to realize the benefits from our C-5 TOPS contract award and our new relationship with Vought."

CONFERENCE CALL

Edward Fred will host a conference call today, Monday, August 16, 2004 at 11 am
EDT to discuss second quarter results as well as recent corporate developments.
After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing (913) 905-3160. Please call in 10 minutes before the scheduled time and ask for the CPI Aerostructures call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cpiaero.com and click on the "Investor Relations"
section, then click on "Events". Please access the website 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 60 days.

FOUNDED IN 1980, CPI AEROSTRUCTURES IS ENGAGED IN THE CONTRACT PRODUCTION OF
STRUCTURAL AIRCRAFT PARTS PRINCIPALLY FOR THE U.S. AIR FORCE AND OTHER BRANCHES
OF THE ARMED FORCES. IN CONJUNCTION WITH ITS ASSEMBLY OPERATIONS, CPI PROVIDES
ENGINEERING, TECHNICAL AND PROGRAM MANAGEMENT SERVICES. AMONG THE KEY PROGRAMS
THAT CPI SUPPLIES ARE THE C-5A GALAXY CARGO JET, THE T-38 TALON JET TRAINER AND
THE E-3 SENTRY AWACS JET.

THE ABOVE STATEMENTS INCLUDE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES, WHICH ARE DESCRIBED FROM TIME TO TIME IN CPI'S SEC REPORTS,
INCLUDING CPI'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AND FORM 10-QSB
FOR THE QUARTER ENDED MARCH 31, 2004.

CONTACT:         Vince Palazzolo                  Investor Relations Counsel
                 Chief Financial Officer          The Equity Group Inc.
                 CPI Aerostructures, Inc.         Linda Latman (212) 836-9609
                 (631) 586-5200                   Sarah Svindland (212) 836-9611
                 www.cpiaero.com                  www.theequitygroup.com

                            (See Accompanying Tables)

CPI Aerostructures, Inc. News Release                                     Page 3
August 16, 2004

                            CPI AEROSTRUCTURES, INC.
                         CONDENSED STATEMENTS OF INCOME

                                                                     FOR THE THREE MONTHS                FOR THE SIX MONTHS
                                                                        ENDED JUNE 30,                     ENDED JUNE 30,

                                                                      2004                2003           2004            2003
                                                                          (UNAUDITED)                        (UNAUDITED)

Revenue                                                        $    7,192,324      $    6,894,217    $  13,420,432    $12,901,664
Income from operations                                              1,547,904           1,099,029        2,635,921      2,542,011

Other income (expense):
    Interest expense/other income                                       1,295               3,442               90       (133,570)
    Gain on sale of assets held for sale - discontinued                ------             166,667            -----        419,999
operations
    Gain on extinguishment of debt                                     ------               -----            -----      2,431,233
Income before provision for income taxes                            1,549,199           1,269,138        2,636,011      5,259,673
Provision for income taxes                                            586,000               -----        1,021,000          -----
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                     $      963,199      $    1,269,138    $   1,615,011    $ 5,259,673
====================================================================================================================================

Earnings per common share - basic                              $         0.18      $         0.25    $        0.30    $      1.17
====================================================================================================================================

Earnings per common share - diluted                            $         0.16      $         0.22    $        0.27    $      1.05
====================================================================================================================================

Shares used in computing earnings per common share:
  Basic                                                             5,365,542           5,110,852        5,333,832      4,483,302
  Diluted                                                           6,119,278           5,763,975        6,076,255      5,029,016
------------------------------------------------------------------------------------------------------------------------------------

                                  ADJUSTED PRO FORMA REMOVING CERTAIN BENEFITS FROM THE COMPARISON
------------------------------------------------------------------------------------------------------------------------------------

                                                                           FOR THE THREE MONTHS             FOR THE SIX MONTHS
                                                                              ENDED JUNE 30,                   ENDED JUNE 30,
                                                                          2004              2003           2004              2003
                                                                                (UNAUDITED)                      (UNAUDITED)

Income before provision for income taxes                            $  1,549,199       $  1,269,138   $ 2,636,011     $   5,259,673
   Adjustments to remove non recurring gains:
   Gain on sale of assets held for sale - discontinued operations          -----           (166,667)        -----          (419,999)
   Gain on extinguishment of debt                                          -----              -----         -----        (2,431,233)
------------------------------------------------------------------------------------------------------------------------------------
Pretax Income excluding non-recurring gains                         $  1,549,199       $  1,102,471     2,636,011     $   2,408,441
Tax provision                                                            586,000              -----     1,021,000             -----
   Adjustments to provision to make 40%                                                     440,988                         963,376
   Adjusted Net Income                                              $    963,199       $    661,483   $ 1,615,011     $   1,445,065
Basic EPS                                                           $       0.18       $       0.13   $      0.30     $        0.32
Diluted EPS                                                         $       0.16       $       0.11   $      0.27     $        0.29

CPI Aerostructures, Inc. News Release                                     Page 4
August 16, 2004

                                                     Unaudited         Audited
                Balance Sheet Highlights              6/30/04          12/31/03

CASH                                               $   1,318,143    $  2,794,310

TOTAL CURRENT ASSETS                                  24,615,347      23,399,350

TOTAL ASSETS                                          25,163,565      23,939,090

TOTAL CURRENT LIABILITIES                              3,268,926       4,079,976

WORKING CAPITAL                                       21,346,421      19,319,374

SHORT-TERM DEBT                                            7,298           7,303

LONG-TERM DEBT                                            22,200          26,311

SHAREHOLDERS' EQUITY                                  21,872,439      19,832,803

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            25,163,565      23,939,090

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